FOR IMMEDIATE RELEASE
COMMUNITY WEST BANCSHARES REPORTS EARNINGS RESULTS
FOR THE QUARTER ENDED MARCH 31, 2024, AND QUARTERLY DIVIDEND

FRESNO, CALIFORNIA... April 18, 2024... The Board of Directors of Community West Bancshares (“Company”) (NASDAQ: CWBC), the parent company of Community West Bank (“Bank”), reported today unaudited consolidated net income of $3,676,000, and fully diluted earnings per common share of $0.31 for the three months ended March 31, 2024, compared to $6,970,000 and $0.59 per fully diluted common share for the three months ended March 31, 2023. On April 1, 2024, the Company, formerly named Central Valley Community Bancorp, completed its acquisition of Community West Bancshares and its wholly owned subsidiary, Community West Bank. Effective with the acquisition, the Company assumed the names Community West Bancshares and Community West Bank to reflect its expanded Central California territory.
FIRST QUARTER FINANCIAL HIGHLIGHTS
•Net income for the first quarter of 2024 decreased to $3,676,000 or $0.31 per diluted common share, compared to $5,893,000 and $0.50, respectively, in the fourth quarter of 2023.
•Net loans decreased $4.2 million or 0.33%, and total assets decreased $17.8 million or 0.73% at March 31, 2024 compared to December 31, 2023.
•Total deposits decreased 0.51% to $2.03 billion at March 31, 2024 compared to December 31, 2023.
•Total cost of deposits increased to 0.98% for the quarter ended March 31, 2024 compared to 0.87% for the quarter ended December 31, 2023.
•Average non-interest bearing demand deposit accounts as a percentage of total average deposits was 45.30% and 46.61% for the quarters ended March 31, 2024 and December 31, 2023, respectively.
•Net interest margin decreased to 3.42% for the quarter ended March 31, 2024, from 3.52% for the quarter ended December 31, 2023.
•There were no non-performing assets for the quarter ended March 31, 2024. Net loan charge-offs were $525,000 and loans delinquent more than 30 days were $2,028,000.
•Capital positions remain strong at March 31, 2024 with a 9.34% Tier 1 Leverage Ratio; a 12.94% Common Equity Tier 1 Ratio; a 13.24% Tier 1 Risk-Based Capital Ratio; and a 16.25% Total Risk-Based Capital Ratio.
•The Company declared a $0.12 per common share cash dividend, payable on May 17, 2024 to shareholders of record as of May 3, 2024.

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Community West Bancshares -- page 2
“The first quarter of 2024 represented a transformative period for our Company as the April 1 completion of our largest acquisition in 44 years was finalized,” said James J. Kim, President and CEO of the Bank and CEO of the Company. “Our merger with Community West Bancshares and Bank not only united two great companies with complementary cultures, but inspired the adoption of their name and ticker symbol (NASDAQ: CWBC) to better reflect our expanded Central California territory.”

“Our Board of Directors and Executive Management Team are excited by the enhanced opportunities ahead for our combined team of professional bankers, as well as our clients and communities,” said Kim. “We celebrate our new identity and fortified team, and look forward to maximizing our geographic, fiscal and relationship growth Company-wide.”

“The team has maintained a steadfast focus on our mission for client success as our Company has evolved. That client-driven focus has been the foundation of our success for over four decades, and I am deeply thankful for their unwavering performance, reflecting the very definition of community banking,” added Kim.

Results of Operations

	Three months ended
(In thousands, except share and	March 31,	December 31,	March 31,
per-share amounts)	2024	2023	2023
Net interest income before provision for credit losses	$19,073	$20,115	$21,581
Provision (credit) for credit losses	575	(168)	633
Net interest income after provision (credit) for credit losses	18,498	20,283	20,948
Total non-interest income	1,636	2,267	1,575
Total non-interest expenses	15,333	14,854	13,205
Income before provision for income taxes	4,801	7,696	9,318
Provision for income taxes	1,125	1,803	2,348
Net income	$3,676	$5,893	$6,970

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Community West Bancshares -- page 3
For the quarter ended March 31, 2024, the Company reported unaudited consolidated net income of $3,676,000 and earnings per diluted common share of $0.31, compared to consolidated net income of $6,970,000 and $0.59 per diluted share for the same period in 2023. Net income for the period was impacted by a decrease in net interest income after provision for credit losses of $2,450,000, which was a direct result of the increase in cost of funds and an increase in total non-interest expenses of $2,128,000, partially offset by an increase in non-interest income of $61,000 and a decrease in the provision for income taxes of $1,223,000. The effective tax rate decreased to 23.43% from 25.20% for the quarters ended March 31, 2024 and March 31, 2023, respectively. The increase in non-interest expense as compared to the prior year’s quarter was primarily due to an increase in merger and acquisition expenses, increases in salaries and employee benefits, and increases to occupancy and equipment from capital asset additions related to new banking center openings and relocations. Net income for the immediately trailing quarter ended December 31, 2023 was $5,893,000, or $0.50 per diluted common share.

Annualized return on average equity (ROAE) for the quarter ended March 31, 2024 was 7.08%, compared to 15.30% for the same period of 2023. The decrease in ROAE reflects a decrease in net income and an increase in average total shareholders’ equity compared to the prior year. The increase in average shareholders’ equity compared to the prior year’s quarter was driven by the retention of earnings and a decrease in the average accumulated other comprehensive losses, partially offset by dividends paid. Annualized return on average assets (ROAA) was 0.61% for the quarter ended March 31, 2024 compared to 1.15% for the same period in 2023.

The effective yield on average investment securities, including interest earning deposits in other banks and Federal funds sold, was 3.07% for the quarter ended March 31, 2024, compared to 2.95% for the quarter ended March 31, 2023 and 3.18% for the quarter ended December 31, 2023.

Total average loans increased by $22,890,000 to $1,283,068,000 for the quarter ended March 31, 2024, from $1,260,178,000 for the quarter ended March 31, 2023 and increased by $14,746,000 from $1,268,322,000 for the quarter ended December 31, 2023. The effective yield on average loans was 5.74% for the quarter ended March 31, 2024, compared to 5.40% and 5.62% for the quarters ended March 31, 2023 and December 31, 2023, respectively.

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Community West Bancshares -- page 4
The Company’s net interest margin (fully tax equivalent basis) was 3.42% for the quarter ended March 31, 2024, compared to 3.86% for the quarter ended March 31, 2023 and 3.52% for the quarter ended December 31, 2023. Net interest income, before provision for credit losses, decreased $2,508,000, or 11.62%, to $19,073,000 for the first quarter of 2024, compared to $21,581,000 for the same period in 2023. The net interest margin period-to-period comparisons were impacted by the increase in the cost of funds. Over the last year, the Company's yield on interest earning assets has increased from 4.31% for the quarter ended March 31, 2023 to 4.58% for the quarter ended March 31, 2024. Additionally, the Company has been impacted by higher costs on interest-bearing liabilities, in which the cost of total deposits increased to 0.98% from 0.20% when comparing the quarters ended March 31, 2024 and 2023. The increase in the cost of deposits is primarily attributed to volume and rate increases in the money market and time deposit portfolios.

Non-Interest Income - The following tables present the key components of non-interest income for the periods indicated:

	Three months ended March 31,
(Dollars in thousands)	2024	2023	$ Change	% Change
Service charges	$384	$387	$(3)	(0.8)%
Appreciation in cash surrender value of bank owned life insurance	275	249	26	10.4%
Interchange fees	405	446	(41)	(9.2)%
Loan placement fees	166	124	42	33.9%
Net realized losses on sales and calls of investment securities	(373)	(219)	(154)	70.3%
Federal Home Loan Bank dividends	157	109	48	44.0%
Other income	622	479	143	29.9%
Total non-interest income	$1,636	$1,575	$61	3.9%

The increase in other income for the quarter ended March 31, 2024 was primarily due to the change in equity investment gain (loss), and an increase in credit card merchant fees.

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Community West Bancshares -- page 5
Non-Interest Expense - The following table presents the key components of non-interest expense for the periods indicated:

	Three months ended March 31,
(Dollars in thousands)	2024	2023	$ Change	% Change
Salaries and employee benefits	$8,638	$8,034	$604	7.5%
Occupancy and equipment	1,543	1,258	285	22.7%
Information technology	1,021	847	174	20.5%
Regulatory assessments	322	210	112	53.3%
Data processing expense	685	650	35	5.4%
Professional services	625	353	272	77.1%
ATM/Debit card expenses	214	184	30	16.3%
Advertising	151	125	26	20.8%
Directors’ expenses	169	163	6	3.7%
Merger and acquisition expense	383	—	383	—%
Loan related expenses	92	147	(55)	(37.4)%
Personnel other	131	259	(128)	(49.4)%
Other expense	1,359	975	384	39.4%
Total non-interest expenses	$15,333	$13,205	$2,128	16.1%

The increase in occupancy and equipment is the result of banking center relocations and a banking center opening. The increase in regulatory assessments was the result of an FDIC adjustment to their rate and assessment multiplier. The increase in professional services was the result of non-recurring legal fees and increased audit fees.

Balance Sheet Summary
Total assets for the period ended March 31, 2024 decreased $17,802,000 or 0.73% compared to the period ended December 31, 2023. Total average assets for the quarter ended March 31, 2024 were $2,420,810,000 compared to $2,419,506,000 for the quarter ended March 31, 2023 and $2,416,974,000 for the quarter ended December 31, 2023, a increase of $1,304,000 or 0.05% and a increase of $3,836,000 or 0.16%, respectively.

For the quarter ended March 31, 2024, the Company’s average investment securities decreased by $73,122,000, or 7.02%, compared to the quarter ended March 31, 2023, and decreased by $22,945,000, or 2.31%, compared to the quarter ended December 31, 2023. This decrease was the result of sales, maturities, and the change in the unrealized loss position on available for sale securities.

In comparing the quarter ended March 31, 2024 to the quarters ended December 31, 2023 and March 31, 2023, total average gross loans increased by $14,746,000 or 1.16% and increased $22,890,000 or 1.82%, respectively.
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Community West Bancshares -- page 6

The following table shows the Company’s outstanding loan portfolio composition as of March 31, 2024 and December 31, 2023:

	March 31, 2024		December 31, 2023
Loan Type (dollars in thousands)	Amount	% of Total	Amount	% of Total
Commercial:
Commercial and industrial	$86,918	6.8%	$105,466	8.2%
Agricultural production	24,982	1.9%	33,556	2.6%
Total commercial	111,900	8.7%	139,022	10.8%
Real estate:
Construction & other land loans	28,350	2.2%	33,472	2.6%
Commercial real estate - owner occupied	209,777	16.3%	215,146	16.7%
Commercial real estate - non-owner occupied	560,492	43.6%	539,522	41.9%
Farmland	117,015	9.1%	120,674	9.3%
Multi-family residential	61,993	4.8%	61,307	4.7%
1-4 family - close-ended	95,575	7.4%	96,558	7.5%
1-4 family - revolving	29,442	2.3%	27,648	2.1%
Total real estate	1,102,644	85.7%	1,094,327	84.8%
Consumer	69,886	5.4%	55,606	4.3%
Net deferred origination costs	2,179	0.2%	1,842	0.1%
Total gross loans	1,286,609	100.0%	1,290,797	100.0%
Allowance for credit losses	(14,658)		(14,653)
Total loans	$1,271,951		$1,276,144

Total average deposits decreased $26,117,000, or 1.25%, to $2,055,141,000 for the quarter ended March 31, 2024, compared to $2,081,258,000 for the quarter ended March 31, 2023, and decreased $59,901,000, or 2.83%, compared to $2,115,042,000 for the quarter ended December 31, 2023. The Company’s ratio of average non-interest bearing deposits to total deposits was 45.30% for the quarter ended March 31, 2024, compared to 48.92% and 46.61% for the quarters ended March 31, 2023 and December 31, 2023, respectively.
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Community West Bancshares -- page 7

The composition of deposits at March 31, 2024 and December 31, 2023 is summarized in the table below:

	March 31, 2024		December 31, 2023
(Dollars in thousands)	Amount	% of Total	Amount	% of Total
NOW accounts	$234,179	11.5%	$251,334	12.3%
MMA accounts	537,248	26.4%	497,043	24.4%
Time deposits	174,127	8.6%	162,085	7.9%
Savings deposits	174,519	8.6%	179,609	8.8%
Total interest-bearing	1,120,073	55.1%	1,090,071	53.4%
Non-interest bearing	911,176	44.9%	951,541	46.6%
Total deposits	$2,031,249	100.0%	$2,041,612	100.0%

The Company has significant liquidity, both on and off-balance sheet, to meet customer demand. During the year-to-date period, the Company’s cash and cash equivalents increased $7,231,000 to $60,959,000 compared to $53,728,000 at December 31, 2023. The Company had $67,000,000 in short-term borrowings at March 31, 2024 compared to $80,000,000 at December 31, 2023.

At March 31, 2024 and December 31, 2023, the Company had the following sources of primary and secondary liquidity:

Liquidity Sources (in thousands)	March 31, 2024	December 31, 2023
Cash and cash equivalents	$60,959	$53,728
Unpledged investment securities	558,391	574,633
Excess pledged securities	120,109	116,740
FHLB borrowing availability	342,668	307,483
FRB Bank Term Funding Program (BTFP) availability (1)	—	1,174
Unsecured lines of credit availability	110,000	110,000
Funds available through FRB discount window	4,069	4,448
Total	$1,196,196	$1,168,206
(1) The BFTP was discontinued by the FRB as of March 2024. No further advances are available under this program.

Credit Quality
During the first quarter of 2024, the Company recorded net loan charge-offs of $525,000 compared to $19,000 in net charge-offs for the same period in 2023. The net charge-off ratio, which reflects annualized net charge-offs to average loans, was 0.16% for the quarter ended March 31, 2024 compared to 0.01% for the quarter ended March 31, 2023. During the quarter ended March 31, 2024, the Company recorded a provision of $530,000 for credit losses on loans, compared to a $518,000 provision for the quarter ended March 31, 2023. In addition to the provision of credit losses on loans, for the quarter ended March 31, 2024, the Company recorded a credit to the provision for credit losses
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Community West Bancshares -- page 8
on held-to-maturity securities and a provision for unfunded loan commitments totaling $45,000 as of the quarter ended March 31, 2024. The credit to the provision for credit losses on held-to-maturity securities was due to changes in the economic scenarios as they relate to specific corporate bonds.

The following table shows the Company’s loan portfolio allocated by management’s internal risk ratings:

Loan Risk Rating (In thousands)	March 31, 2024	December 31, 2023
Pass	$1,262,046	$1,261,496
Special mention	5,595	9,000
Substandard	18,968	20,301
Doubtful	—	—
Total	$1,286,609	$1,290,797
At March 31, 2024, the allowance for credit losses for loans was $14,658,000, compared to $14,653,000 at December 31, 2023, a net increase of $5,000 reflecting a provision of $530,000 and net charge-offs during the period. The allowance for credit losses as a percentage of total loans was 1.14% and 1.14% as of March 31, 2024 and December 31, 2023, respectively. The Company believes the allowance for credit losses is adequate to provide for expected credit losses within the loan portfolio at March 31, 2024.

Cash Dividend Declared
On April 17, 2024, the Board of Directors of the Company declared a regular quarterly cash dividend of $0.12 per share on the Company’s common stock. The dividend is payable on May 17, 2024 to shareholders of record as of May 3, 2024. The Company continues to be well capitalized and expects to maintain adequate capital levels.

Company Overview
Effective on April 1, 2024, Central Valley Community Bancorp (“Central Valley”) completed its merger transaction with Community West Bancshares (“Community West”). Shortly thereafter Community West Bank (“CWB”), a wholly owned subsidiary of Community West, merged with and into Central Valley Community Bank (“CVCB”), a wholly-owned subsidiary of Central Valley, with CVCB being the surviving banking institution. Effective with these mergers, the corporate name of Central Valley and CVCB were changed to Community West Bancshares and Community West Bank, respectively. Pursuant to the terms of the merger, holders of Community West common stock was converted into the right to receive 0.79 of a share of common stock of Central Valley for each share of Community West common stock held immediately prior to the effective time of the mergers, with cash to be paid in lieu of any fractional shares of common stock of Central Valley. As a result of the mergers, Central Valley issued
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Community West Bancshares -- page 9
approximately 7,038,220 shares of Central Valley common stock. The financial condition and results of operation of the combined companies will begin to be reported in the 2024 second quarter results.

Community West Bancshares trades on the NASDAQ stock exchange under the symbol CWBC. Community West Bank, headquartered in Fresno, California, was founded in 1979 and is the sole subsidiary of Community West Bancshares. CWB operates full-service Banking Centers throughout California’s San Joaquin Valley, the Greater Sacramento region, and California’s Central Cost. Additionally, CWB maintains Commercial, Real Estate, and Agribusiness Lending, as well as Private Business Banking and Cash Management Departments.

Members of Community West Bancshares and CWB’s Board of Directors are: Daniel J. Doyle (Chairman), Robert H. Bartlein (Vice Chairman), James J. Kim, Martin E. Plourd, Suzanne M. Chadwick, Daniel N. Cunningham, Tom L. Dobyns, F. T. “Tommy” Elliott, IV, Robert J. Flautt, James W. Lokey, Andriana D. Majarian, Steven D. McDonald, Dorothea D. Silva, William S. Smittcamp, and Kirk B. Stovesand.

More information about Community West Bancorp and Community West Bank can be found at www.cvcb.com. Also, visit Community West Bank on Twitter, Facebook and LinkedIn.
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Community West Bancshares -- page 10
Forward-looking Statements- Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are forward-looking in nature and involve a number of risks and uncertainties. Such risks and uncertainties include, but are not limited to (1) significant increases in competitive pressure in the banking industry; (2) the impact of changes in interest rates; (3) a decline in economic conditions in the Central Valley and the Greater Sacramento Region, including the impact of inflation; (4) the Company’s ability to continue its internal growth at historical rates; (5) the Company’s ability to maintain its net interest margin; (6) the decline in quality of the Company’s earning assets; (7) a decline in credit quality; (8) changes in the regulatory environment; (9) fluctuations in the real estate market; (10) changes in general economic and business conditions, including inflation; (11) changes and trends in the securities markets (12) risks associated with acquisitions, relating to difficulty in integrating combined operations and related negative impact on earnings, and incurrence of substantial expenses; (13) political developments, uncertainties or instability, acts of war or terrorism, or hostilities; (14) natural disasters, such as earthquakes, drought, pandemic diseases or extreme weather events, any of which may affect services we use or affect our customers, employees or third parties with which we conduct business; (15) risks related to the completed merger with Community West, including, the expected business expansion may be less successful as projected; the integration of each party’s management, personnel and operations may not be successfully achieved or may be materially delayed or may be more costly or difficult than expected, deposit attrition, customer or employee loss and/or revenue loss as a result of the merger, and expenses related to the proposed merger may be greater than expected, (16) the other risks set forth in the Company’s reports filed with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2023. Therefore, the information set forth in such forward-looking statements should be carefully considered when evaluating the business prospects of the Company.

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Community West Bancshares -- page 11
COMMUNITY WEST BANCSHARES
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
(In thousands, except share amounts)	2024	2023

ASSETS
Cash and due from banks	$25,068	$30,017
Interest-earning deposits in other banks	35,891	23,711
Total cash and cash equivalents	60,959	53,728
Available-for-sale debt securities	573,534	597,196
Held-to-maturity debt securities	302,512	302,442
Equity securities	6,579	6,649
Loans, less allowance for credit losses of $14,658 and $14,653 at March 31, 2024 and December 31, 2023, respectively	1,271,951	1,276,144
Bank premises and equipment, net	14,102	14,042
Bank owned life insurance	41,848	41,572
Federal Home Loan Bank stock	7,136	7,136
Goodwill	53,777	53,777
Accrued interest receivable and other assets	83,226	80,740
Total assets	$2,415,624	$2,433,426

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$911,176	$951,541
Interest bearing	1,120,073	1,090,071
Total deposits	2,031,249	2,041,612
Short-term borrowings	67,000	80,000
Senior debt and subordinated debentures	69,780	69,744
Accrued interest payable and other liabilities	35,878	35,006
Total liabilities	2,203,907	2,226,362
Shareholders’ equity:
Preferred stock, no par value; 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, no par value; 80,000,000 shares authorized; issued and outstanding: 11,831,994 and 11,818,039 at March 31, 2024 and December 31, 2023, respectively	62,801	62,550
Retained earnings	212,805	210,548
Accumulated other comprehensive loss, net of tax	(63,889)	(66,034)
Total shareholders’ equity	211,717	207,064
Total liabilities and shareholders’ equity	$2,415,624	$2,433,426

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Community West Bancshares -- page 12
COMMUNITY WEST BANCSHARES
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	For the Three Months Ended
	March 31,	December 31,	March 31,
(In thousands, except share and per-share amounts)	2024	2023	2023

INTEREST INCOME:
Interest and fees on loans	$18,299	$17,952	$16,777
Interest on deposits in other banks	432	646	75
Interest and dividends on investment securities:
Taxable	5,500	5,825	5,886
Exempt from Federal income taxes	1,396	1,398	1,405
Total interest income	25,627	25,821	24,143
INTEREST EXPENSE:
Interest on deposits	5,018	4,636	1,004
Interest on short-term borrowings	621	149	661
Interest on senior debt and subordinated debentures	915	921	897
Total interest expense	6,554	5,706	2,562
Net interest income before provision (credit) for credit losses	19,073	20,115	21,581
PROVISION (CREDIT) FOR CREDIT LOSSES	575	(168)	633
Net interest income after provision (credit) for credit losses	18,498	20,283	20,948
NON-INTEREST INCOME:
Service charges	384	372	387
Net realized gain on sale of assets	—	372	—
Net realized losses on sales and calls of investment securities	(373)	(424)	(219)
Other income	1,625	1,947	1,407
Total non-interest income	1,636	2,267	1,575
NON-INTEREST EXPENSES:
Salaries and employee benefits	8,638	7,885	8,034
Occupancy and equipment	1,543	1,715	1,258
Other expense	5,152	5,254	3,913
Total non-interest expenses	15,333	14,854	13,205
Income before provision for income taxes	4,801	7,696	9,318
PROVISION FOR INCOME TAXES	1,125	1,803	2,348
Net income	$3,676	$5,893	$6,970
Net income per common share:
Basic earnings per common share	$0.31	$0.50	$0.60
Weighted average common shares used in basic computation	11,750,528	11,745,548	11,703,813
Diluted earnings per common share	$0.31	$0.50	$0.59
Weighted average common shares used in diluted computation	11,790,231	11,774,085	11,731,135
Cash dividends per common share	$0.12	$0.12	$0.12
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Community West Bancshares -- page 13
COMMUNITY WEST BANCSHARES
CONDENSED CONSOLIDATED INCOME STATEMENTS
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
For the three months ended	2024	2023	2023	2023	2023
(In thousands, except share and per share amounts)
Net interest income	$19,073	$20,115	$20,527	$20,205	$21,581
Provision (credit) for credit losses	575	(168)	186	(343)	633
Net interest income after provision (credit) for credit losses	18,498	20,283	20,341	20,548	20,948
Total non-interest income	1,636	2,267	1,583	1,594	1,575
Total non-interest expense	15,333	14,854	13,436	13,805	13,205
Provision for income taxes	1,125	1,803	2,098	2,055	2,348
Net income	$3,676	$5,893	$6,390	$6,282	$6,970
Basic earnings per common share	$0.31	$0.50	$0.54	$0.54	$0.60
Weighted average common shares used in basic computation	11,750,528	11,745,548	11,742,334	11,723,127	11,703,813
Diluted earnings per common share	$0.31	$0.50	$0.54	$0.54	$0.59
Weighted average common shares used in diluted computation	11,790,231	11,774,085	11,755,758	11,740,390	11,731,135

COMMUNITY WEST BANCSHARES
SELECTED RATIOS
(Unaudited)

	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,
As of and for the three months ended	2024	2023	2023	2023	2023
(Dollars in thousands, except per share amounts)
Allowance for credit losses to total loans	1.14%	1.14%	1.22%	1.23%	1.19%
Non-performing assets to total assets	—%	—%	—%	—%	—%
Total non-performing assets	$—	$—	$—	$—	$—
Total nonaccrual loans	$—	$—	$—	$—	$—
Total substandard loans	$19,455	$20,301	$24,740	$25,435	$30,580
Total special mention loans	$5,773	$9,000	$16,966	$18,094	$29,061
Net loan charge-offs (recoveries)	$525	$(170)	$194	$(22)	$19
Net charge-offs (recoveries) to average loans (annualized)	0.16%	(0.05)%	0.06%	(0.01)%	0.01%
Book value per share	$17.89	$17.52	$15.37	$15.86	$15.49
Tangible book value per share (1)	$13.35	$12.97	$10.82	$11.31	$10.91
Total equity	$211,717	$207,064	$187,360	$182,052	$174,660
Tangible common equity (1)	$157,935	$153,287	$127,872	$133,583	$128,240
Cost of total deposits	0.98%	0.87%	0.90%	0.88%	0.20%
Interest and dividends on investment securities exempt from Federal income taxes	$1,396	$1,398	$1,393	$1,405	$1,405
Net interest margin (calculated on a fully tax equivalent basis) (2)	3.42%	3.52%	3.47%	3.46%	3.81%
Return on average assets (3)	0.61%	0.98%	1.02%	1.00%	1.15%
Return on average equity (3)	7.08%	12.78%	13.60%	13.60%	15.64%
Loan to deposit ratio	63.34%	63.22%	59.35%	57.07%	59.09%
Efficiency ratio	70.07%	64.98%	59.66%	62.00%	55.46%
Tier 1 leverage - Bancorp	9.34%	9.18%	8.70%	8.51%	8.58%
Tier 1 leverage - Bank	11.95%	11.75%	11.21%	11.04%	11.19%
Common equity tier 1 - Bancorp	12.94%	12.78%	12.51%	12.41%	11.80%
Common equity tier 1 - Bank	16.94%	16.76%	16.50%	16.49%	15.77%
Tier 1 risk-based capital - Bancorp	13.24%	13.07%	12.81%	12.71%	12.09%
Tier 1 risk-based capital - Bank	16.94%	16.76%	16.50%	16.49%	15.77%
Total risk-based capital - Bancorp	16.25%	16.08%	15.81%	15.76%	15.08%
Total risk based capital - Bank	17.92%	17.74%	17.47%	17.48%	16.75%
(1) Non-GAAP measure. Tangible common equity equals totals shareholder’s equity ($211,717) minus goodwill and core deposit intangible ($53,777). Tangible common equity per share equals tangible common equity total ($157,935) divided by shares outstanding (11,818,039).
(2) Net Interest Margin is computed by dividing annualized quarterly net interest income by quarterly average interest-bearing assets.
(3) Computed by annualizing quarterly net income.
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Community West Bancshares -- page 14
COMMUNITY WEST BANCSHARES
SCHEDULE OF AVERAGE BALANCES AND AVERAGE YIELDS AND RATES
(Unaudited)

	For the Three Months Ended March 31, 2024			For the Three Months Ended December 31, 2023			For the Three Months Ended March 31, 2023
(Dollars in thousands)	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate	Average Balance	Interest Income/ Expense	Average Interest Rate
ASSETS
Interest-earning deposits in other banks	$34,200	$432	5.05%	$46,886	$646	5.51%	$6,882	$75	4.36%
Securities
Taxable securities	714,160	5,500	3.08%	736,259	5,825	3.16%	783,938	5,886	3.00%
Non-taxable securities (1)	254,108	1,768	2.78%	254,954	1,770	2.78%	257,452	1,778	2.76%
Total investment securities	968,268	7,268	3.00%	991,213	7,595	3.06%	1,041,390	7,664	2.94%
Total securities and interest-earning deposits	1,002,468	7,700	3.07%	1,038,099	8,241	3.18%	1,048,272	7,739	2.95%
Loans (2) (3)	1,283,068	18,299	5.74%	1,268,322	17,952	5.62%	1,260,178	16,777	5.40%
Total interest-earning assets	2,285,536	$25,999	4.58%	2,306,421	$26,193	4.51%	2,308,450	$24,516	4.31%
Allowance for credit losses	(14,348)			(15,677)			(10,893)
Non-accrual loans	—			—			—
Cash and due from banks	26,772			27,949			27,574
Bank premises and equipment	14,177			12,873			8,072
Other assets	108,673			85,408			86,303
Total average assets	$2,420,810			$2,416,974			$2,419,506
LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing liabilities:
Savings and NOW accounts	$421,412	$255	0.24%	$436,817	$189	0.17%	$526,232	$93	0.07%
Money market accounts	514,909	2,843	2.22%	530,379	2,805	2.10%	468,166	837	0.73%
Time certificates of deposit	187,775	1,920	4.11%	162,058	1,642	4.02%	68,650	74	0.44%
Total interest-bearing deposits	1,124,096	5,018	1.80%	1,129,254	4,636	1.63%	1,063,048	1,004	0.38%
Other borrowed funds	122,419	1,536	5.02%	81,826	1,070	5.23%	124,480	1,558	5.01%
Total interest-bearing liabilities	1,246,515	$6,554	2.11%	1,211,080	$5,706	1.87%	1,187,528	$2,562	0.87%
Non-interest bearing demand deposits	931,045			985,788			1,018,210
Other liabilities	35,583			35,597			31,591
Shareholders’ equity	207,667			184,509			182,177
Total average liabilities and shareholders’ equity	$2,420,810			$2,416,974			$2,419,506
Interest income and rate earned on average earning assets		$25,999	4.58%		$26,193	4.51%		$24,516	4.31%
Interest expense and interest cost related to average interest-bearing liabilities		6,554	2.11%		5,706	1.87%		2,562	0.87%
Net interest income and net interest margin (4)		$19,445	3.42%		$20,487	3.52%		$21,954	3.86%

(1)    Calculated on a fully tax equivalent basis, which includes Federal tax benefits relating to income earned on municipal bonds totaling $371, $371, and $373 at March 31, 2024, December 31, 2023, and March 31, 2023, respectively.
(2)    Loan interest income includes loan (costs) fees of $(139), $(8), and $9 at March 31, 2024, December 31, 2023, and March 31, 2023, respectively.
(3)    Average loans do not include non-accrual loans but do include interest income recovered from previously charged off loans.
(4)    Net interest margin is computed by dividing net interest income by total average interest-earning assets.

CONTACTS: Investor Contact:                     Media Contact:
Shannon Livingston                    Debbie Nalchajian-Cohen
Executive Vice President, Chief Financial Officer        Public Relations
Community West Bancshares                Community West Bancshares
916-235-4617                    559-222-1322